Exhibit 10.116

                       SECOND AMENDMENT TO TRUST AGREEMENT
                             FOR THE CHARLES SCHWAB
                PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN


     The Trust Agreement for the Charles Schwab Profit Sharing and Employee Stock Ownership Plan ("Plan"), which was amended and restated in its entirety effective November 1, 1990, and further amended effective January 1, 1992, is hereby further amended effective July 1, 1992, to reflect the appointment of The Charles Schwab Trust Company to act as successor trustee under the Plan and Trust Agreement, and as follows:

1. Each reference to "Security Pacific National Bank" is replaced by "The Charles Schwab Trust Company."

2.   The last two sentences of Section 5.05(a) are revised to read as follows:

     Investment in such employer Securities shall be made from time to time by a direct issue of such Employer Securities from the Employer (in the event of Employer Securities used to fund the employee stock ownership plan only) or by purchase through a Purchasing Agent designated by the Trustee to effect all purchases of Employer Securities. The Purchasing Agent shall not in any event be The Charles Schwab Corporation or any of its affiliates or subsidiaries. The Purchasing Agent shall invest such funds as are paid over to the Purchasing Agent from time to time in Employer Securities at the time, in the amount, in the manner and at the price determined by the Purchasing Agent in its sole discretion, provided such price shall be the fair market value of such securities on the open market. The Purchasing Agent shall hold such assets as an agent of the Trustee and shall be a fiduciary to the Plan, but only with respect to those assets under its management and control and only with respect to its determinations as to the timing, price and amount of purchases of Employer Securities and the selection of the broker, but the Purchasing Agent shall have no discretion as to whether or not purchases of Employer Securities shall be made. The
     Purchasing Agent shall sell shares of Employer Securities at a the direction of the Trustee, but at the time, in the manner and at the price determined by the Purchasing Agent, provided such price shall be the fair market value of such securities on the open market. The Trustee shall instruct the Purchasing Agent to sell shares of Employer Securities only if the Plan Administrator has directed the Trustee to arrange for such sale and only if such sale is previously approved by the Board of Directors to the extent required under Section 10.01 of the plan.

3.   Section 5.05(b) is amended to read as follows:

     (b) The Trustee shall pay over all contributions to the employee stock ownership plan, and such contributions and assets of the profit sharing plan that are to be invested in Employer Securities, to the Purchasing Agent for investment in Employer Securities.

4.   Section 5.05(c) is amended to read as follows:

     Cash dividends received on any Employer Securities held as part of the profit sharing plan shall be paid over the Purchasing Agent and invested as soon as practicable in additional shares of Employer Securities. Cash dividends received on any Employer Securities allocated to a Participant's Account and held as part of the employee stock ownership plan shall be paid over the Purchasing Agent and invested as soon as practicable in additional shares of Employer Securities. Cash dividends received on Employer Securities held in the suspense account (e.g., unallocated shares of Employer Securities held as part of the employee stock ownership plan) shall be used as provided in Section 10.08 of the Plan.

5.   Section 5.05(d) is amended to read as follows:

     The Purchasing Agent shall invest funds awaiting investment in Employer Securities in short-term obligations, including obligations of the United States of America or any agency or instrumentality thereof, trust and participation certificates, beneficial interests in any trust and such other short-term obligations as the Purchasing Agent deems to be appropriate for such interim investment purposes, provided however that the portion of the assets under its control that in its discretion shall be reasonable under the circumstances, pending investments, or payment of expenses, or the distribution of benefits. The Purchasing Agent is authorized to invest in any common, collective or pooled fund maintained by the Purchasing Agent as provided in Section 7.03.

6.   Section 5.05(f) is amended to read as follows:

     Voting or proxy or other rights with respect to Employer Securities shall be disposed of as provided in this Section. With respect to Employer Securities that are allocated to Participants Accounts, each Participant shall be entitled to direct the Purchasing Agent as to the manner in which such employer Securities then allocated to his Account shall be voted. Such directions may be achieved through the use of proxy or similar statements delivered by the Purchasing Agent to the Participants with respect to the Employer Securities allocated to their Accounts. The Plan Administrator shall provide any information requested by the Purchasing Agent that is necessary or convenient in connection with obtaining and preserving the confidentiality of the Participants' directions. Any allocated Employer
     Securities with respect to which Participants are entitled to issue directions pursuant to the foregoing and for which such directions are not received by the Purchasing Agent shall not be voted by the Purchasing Agent. All unallocated employer Securities shall be voted by the Purchasing Agent, provided however that the Purchasing Agent shall vote such unallocated Employer Securities in the same proportion as the shares of Employer Securities for which Participant voting instructions have been received as provided in the agreement between the Employer and the New York Stock Exchange.

7.   Article XI is amended by the addition of the following sections at the end:

     Section 11.09 Disclosure. The Trustee is authorized to disclose such information as is necessary to the operation and administration of the trust fund to any of its affiliates and to such other persons and organizations that the Trustee determines have a legitimate business reason for obtaining such information.

     Section 11.10 Recording. The Trustee is authorized to record conversations between itself and the Plan Administrator, an Investment Manger, the Employer and other persons acting on behalf of the Plan.

     Section 11.11 Affiliates. The Trustee is authorized to contract or make other arrangements with The Charles Schwab Corporation and any of its affiliates, subsidiaries, successors and assigns, and any other organizations affiliated with or subsidiaries of, the Trustee or related entities, for the provision of services to the Plan and trust fund.

     Section 11.12 Trades. The Trustee is authorized to place securities orders, settle securities trades, hold securities in custody and perform related activities on behalf of the trust fund through or by Charles Schwab & Co., Inc. to the extent that the Trustee may select the broker-dealer. Trades and related activities effected through Charles Schwab & Co., Inc. shall not be subject to fees and commissions established by Charles Schwab & Co., Inc. Transactions effected by Schwab shall be subject to Schwab's trading rules and polices as modified or amended from time to time, together with the applicable rules, regulations, customs and usages of any exchange, marked, clearing house or self-regulatory organization and the applicable federal and state laws, rules and regulations.

     Section 11.13 Mutual Funds. The Trustee is authorized to invest in shares of regulated investment companies (or other investment vehicles) advised by affiliates of The Charles Schwab Corporation and any of its affiliates, subsidiaries, successors and assigns, and any other organization affiliated with, or subsidiaries of, the Trustee or related entitles, or by Trustee itself.

     Section 11.14 Lien. The Trustee shall have a lien on the trust fund for compensation and for any reasonable expenses incurred by the Trustee, including counsel, appraisal or accounting fees as provided in Section 4.04, and such amounts may be withdrawn from the trust fund if not paid by the Employer within a reasonable time after the Trustee mails a written billing.


Executed this 30th day of June 1992.


                                                    CHARLES SCHWAB & CO., INC.



                                                    By         /S/
                                                      ------------------------
                                                        Charles R. Schwab

                                                    CHARLES SCHWAB TRUST COMPANY


                                                    By         /S/
                                                       -----------------------
                                                        Harvey A. Rowen